Exhibit (32)b
Certification of Chief Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Nelson Urdaneta, Chief Financial Officer of Kimberly-Clark Corporation, certify that, to my knowledge:
(1)the Form 10-Q, filed with the Securities and Exchange Commission on October 25, 2022 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Kimberly-Clark Corporation.

/s/ Nelson Urdaneta
Nelson Urdaneta
Chief Financial Officer

October 25, 2022